Exhibit 23.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form F-4 of Grifols, S.A. of our report dated February 23, 2011, relating to the financial statements and financial statement schedule of Talecris Biotherapeutics Holding Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
October 24, 2011